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                          CHARTER COMMUNICATIONS, INC.

                            2001 STOCK INCENTIVE PLAN

                         (As Adopted February 12, 2001)

















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                          CHARTER COMMUNICATIONS, INC.

                            2001 STOCK INCENTIVE PLAN



      1.    Purpose.

            The purpose of this Plan is to strengthen Charter Communications, Inc., a Delaware corporation (the "Company"), by providing an incentive to the employees, officers, consultants and directors of the Company, its Subsidiaries and Affiliates and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a written offer of employment), officers, consultants and directors of the Company, its Subsidiaries and Affiliates an added long-term incentive for high levels of performance and unusual efforts through the grant of Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock and Restricted Stock (as each term is herein defined).

      2.    Definitions.

            For purposes of the Plan:

            2.1 "Affiliate" means, with respect to any person or entity, any entity, directly or indirectly, controlled by, controlling or under common control with such person or entity.

            2.2 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

            2.3 "Award" means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

            2.4   "Board" means the Board of Directors of the Company.

            2.5   "Cause" means:

                  (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement

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between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;
and

                  (b) in all other cases, the Optionee or Grantee (i) has committed any crime, (ii) has committed any act of fraud, embezzlement or gross dishonesty, (iii) has committed any act of sex discrimination or sexual harassment under the provisions of any Federal, state or local law, resulting in any of the above cases in a material financial loss to the Company or damage to the reputation of the Company, (iv) has refused to comply with the lawful directives of the Board or of the Optionee's or Grantee's supervisors, within ten (10) days after written notice thereof from the Board or the Company, or (v) has engaged in conduct which constitutes gross negligence or willful misconduct, which conduct is not cured within ten (10) days after written notice thereof from the Board or the Company.

                        2.6 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

            2.7 A "Change in Control" shall mean the occurrence of any of the following:

                  (a) An acquisition of any voting securities of the Company by any "Person" or "Group" (as those terms are used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), Shares or voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary or Affiliate of the Company, (ii) the Company



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or any Subsidiary or Affiliate of the Company, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (b) The individuals who, as of February 12,2001 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least one half of the members of the Board or, following a Merger which results in a Parent Corporation, the board of directors of the Parent Corporation (as defined in paragraph (c)(i)(A) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least one half of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c)   The consummation of:

                        (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                              (A) (1) the stockholders of the Company,
immediately before such Merger own directly or indirectly immediately following such Merger more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation"), or (y) if any Person or Group, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (such Person or Group a "Parent Corporation"), the Parent Corporation; and,

                                  (2) the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, or (y) the Parent Corporation, if the Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation; and

                                  (3) no Person other than (a) the Company, (b)
any Subsidiary or Affiliate of the Company, (c) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the



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Company or any Subsidiary or Affiliate of the Company, or (d) any Person who,
immediately prior to such Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, or (y) the Parent Corporation, if the Parent Corporation, directly or indirectly, owns 50% or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation; or

                        (B) immediately following such Merger, the "Allen Entities" (as defined in the Restated Certificate of Incorporation of the Company) retain "Effective Voting Control." "Effective Voting Control" shall be deemed to be held by the Allen Entities if (x) they own in the aggregate, directly or indirectly, at least forty percent (40%) of the voting power of (1) the Surviving Corporation, or (2) the Parent Corporation, if the Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and (y) no other Person or Group owns, directly or indirectly, an amount equal to or greater than one half of the voting power held in the aggregate, directly or indirectly, by the Allen Entities;

                  (ii) A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with Subsidiaries of the Company); or

                  (iii) The sale or other disposition of all or substantially all of the assets of the Company, directly or indirectly, to any Person (other than a transfer to a Subsidiary or Affiliate of the Company, including, without limitation, the Allen Entities, if and only if the Allen Entities are Affiliates (individually or collectively) of the Company immediately prior to such sale or other disposition, or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Subsidiary or Affiliate of the Company or any other assets).

            Notwithstanding the foregoing a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or voting securities as a result of the acquisition of Shares or voting securities by the Company which, by reducing the number of Shares or voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any



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additional Shares or voting securities which increases the percentage of the then outstanding Shares or voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            If an Eligible Individual's employment is terminated (A) by the Company without Cause within the thirty (30) day period immediately preceding a Change in Control or (B) at the written request of a third party (or such third party's agent) who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

            2.8   "Code" means the Internal Revenue Code of 1986, as amended.

            2.9   "Committee" means at least one committee, as described in
Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

            2.10  "Company" means Charter Communications, Inc.

            2.11  "Director" means a director of the Company.

            2.12  "Disability" means:

                  (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

                  (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties, and for which the Optionee or Grantee is also receiving benefits under the Company's long-term disability plan, if any, then in effect.

            2.13 "Division" means any of the operating units or divisions of the Company or Subsidiary designated as a Division by the Committee in its discretion.

            2.14 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

            2.15 "Eligible Director" means a director of the Company who is not an employee of the Company, or any Subsidiary or Affiliate of the Company.



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            2.16  "Eligible Individual" means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary or Affiliate of the Company,
(b) any individual to whom the Company, or a Subsidiary or an Affiliate of the Company, has extended a formal offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary. Notwithstanding the foregoing, an Eligible Individual shall not include a member of a collective bargaining unit, when, as a result of good faith bargaining between such member's designated collective bargaining representative and such member's employer (or predecessor employer) either (a) such member has been excluded from participation, or (b) such member's participation has not been expressly provided pursuant to the provisions of the collective bargaining agreement applicable to such member.

            2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

            2.19 Good Reason. (a) "Good Reason" means the occurrence after a Change in Control of any of the events or conditions described in subsections
(1) through (8) hereof:

            (1) a change in the Optionee's or Grantee's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Optionee or Grantee of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; or any removal of the Optionee or Grantee from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Optionee or Grantee other than for Good Reason;

            (2) a reduction in the Optionee's or Grantee's base salary or any failure



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to pay the Optionee or Grantee any compensation or benefits to which he is entitled within five days of notice thereof;

            (3) a termination or reduction, without consent, of the facilities (including office space and general location) and staff reporting available to the Optionee or Grantee;

            (4) the Company's or the Subsidiary's requiring the Optionee or Grantee to be based at any place more than fifty (50) miles from the Optionee's or Grantee's principal place of employment, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control or relocation pursuant to a voluntary change in position;

            (5) the failure by the Company or Subsidiary to provide the Optionee or Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Optionee or Grantee was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

            (6) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company or Subsidiary, which petition is not dismissed within sixty days;

            (7) any purported termination of the Optionee or Grantee's employment for Cause by the Company which does not comply with the terms of
Section 2.5; or

            (8) the failure of the Company or Successor to obtain an agreement, satisfactory to the Optionee or Grantee, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in
Section 17 hereof.

            (b) Any event or condition described in this Section 2.19(a)(1) through (8) which occurs prior to a Change in Control but which the Optionee or Grantee reasonably demonstrates (1) was at the request of a third party, or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of the Plan notwithstanding that it occurred prior to the Change in Control.

            2.20 "Grantee" means a person to whom an Award has been granted under the Plan.



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            2.21  "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

            2.22 "Nonqualified Stock Option" means an Option which is not an incentive stock option as defined under Section 422 of the Code.

            2.23  "Option" means a Nonqualified Stock Option.

            2.24 "Optionee" means a person to whom an Option has been granted under the Plan.

            2.25 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

            2.26 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

            2.27 "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

            2.28 "Performance Cycle" means the time period specified by the Committee in its discretion at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

            2.29  "Performance Objectives" has the meaning set forth in Section
11.

            2.30 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 10.

            2.31 "Performance Units" means Performance Units granted to an Eligible Individual under Section 10.

            2.32 "Phantom Stock" means a right granted to an Eligible Individual under Section 11 representing a number of hypothetical Shares.

            2.33 "Plan" means this Charter Communications, Inc. 2001 Stock Incentive Plan, as amended and restated from time to time.

            2.34 "Plan Administrator" means the individual so designated by the Committee in its discretion, or, in the absence of such designation, the head of the compensation department of the Company.



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            2.35  "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

            2.36 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 9.

            2.37 "Retirement" means a termination of employment with the Company or a Subsidiary (i) after age 55, (ii) with the sum of the employee's age and years of service equaling 70 or more, and (iii) following one or more years of service from the date of grant. For the purposes of this section, "years of service" shall include years of service with the Company, as well as any years of service with an Affiliate or Subsidiary but only during such time as those entities are Affiliates or Subsidiaries.

            2.38  "Share Award" means an Award of Shares granted pursuant to
Section 11.

            2.39 "Shares" means the Class A Common Stock, par value $.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

            2.40 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

            2.41 "Subsidiary" means any entity, whether or not incorporated, in which the Company, directly or indirectly, (i) owns 35% or more of the outstanding equity or other ownership interests, (ii) owns 35% or more of the outstanding voting power, or (iii) has sole management responsibility.

            2.42 "Successors and Assigns" for purposes of the Plan, shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company or a Subsidiary whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

      3.    Administration.

            3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly



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called and held. The Committee shall consist of one (1) or more Directors and may consist of the entire Board; provided, however, (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

            3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

            3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power and the discretion from time to time to:

                  (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                  (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

                  (c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the



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administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

                  (d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                  (e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                  (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

            Notwithstanding the foregoing, the participation of an Eligible Individual represented by a collective-bargaining representative shall also be governed by the results of good-faith collective bargaining and/or any collective bargaining agreement resulting therefrom.

      4.    Stock Subject to the Plan; Grant Limitations.

            4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 38,895,911 plus up to 21,068,102 Shares based on forfeitures, cancellations and terminations under Charter Communications Option Plan; provided, however, that in the aggregate, not more than 3,000,000 of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to Section 11.1(b). The maximum number of Shares that may be the subject of Options and Stock Appreciation Rights granted to an Eligible Individual in any one calendar year period may not exceed 3,889,591 Shares. The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $15,000,000. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board



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in its discretion. If an Option or Stock Appreciation Right expires or terminates for any reason without having been exercised in full, the unpurchased Shares will continue to count against the maximum number of Shares for which Options and Stock Appreciation Rights may be granted to an Eligible Individual in any one calendar year.

            4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

                  (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

                  (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

            4.3 Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

      5.    Option Grants for Eligible Individuals.

            5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

            5.2 Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee in its discretion and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted unless the Options are substituted for options issued by another company where the Company or a Subsidiary acquires (whether by purchase, merger, or otherwise) all or substantially all of



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outstanding capital stock or assets of another company or in the event of any reorganization or other transaction qualifying under Code Section 424.

            5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine in its discretion, provided that a Nonqualified Stock Option shall not be exercisable after the expiration of ten
(10) years from the date it is granted. Unless the Committee provides otherwise in the Agreement, an Option (i) may, upon the death, Disability or Retirement of the Optionee prior to the expiration of the Option, be exercised for up to two
(2) years following the date of the Optionee's death, Disability or Retirement, as applicable, (ii) may, following the voluntary termination of service by the Optionee or a termination other than for Cause, be exercised for up to sixty
(60) days following the date of termination, and (iii) shall, in the event of a termination of service for Cause, be terminated effective immediately prior to such termination, whether or not such Option was then exercisable. The Committee may, in its discretion, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the first sentence hereof.

            5.4 Vesting. Subject to Section 6.4, each Option shall entitle the Employee to purchase, in whole at any time or in part from time to time, 25% of the total number of Shares covered by the Option as of the first anniversary of the date of grant and an additional 25% of the total number of Shares covered by the Option after the expiration of each of the second, third and fourth anniversaries of the date of grant; provided however, that Options may become exercisable in such other installments (which need not be equal) and at such times as may be designated by the Committee in its discretion and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may, in its discretion, accelerate the exercisability of any Option or portion thereof at any time.

            5.5 Deferred Delivery of Option Shares. The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

      6.    Terms and Conditions Applicable to All Options.

            6.1 Non-Transferability. (a) No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, set forth in the Agreement evidencing an Option at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  (b) Notwithstanding any thing to the contrary herein, including, without limitation, the provisions of Section 5.3, if an Option has been transferred in accordance with this Section 6.1, the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it shall be exercisable only to the extent that the Optionee or Optionee's estate would have been entitled to exercise it if the Optionee had not transferred the Option. In the event of the death of the Optionee prior to the expiration of the right to exercise the transferred Option, the period during which the Option shall be exercisable shall terminate on the date one (1) year following the date of the Optionee's death. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the period during which the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferree's estate, as the case may be, shall terminate on the date one (1) year following the date of the transferee's death. In no event, however, shall the Option be exercisable after the expiration of the Option period set forth in the terms and conditions of the Agreement. The Option shall be subject to such other rules as the Committee shall determine in its discretion.

            6.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person, electronically or by mail to the Plan Administrator (or his or her designee) specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms (or any combination thereof): (a) cash, (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee in its discretion) prior to the exercise of the

Option, such transfer to be upon such terms and conditions as determined by the Committee in its discretion or (c) a combination of cash and the transfer of Shares or such other methods as determined by the Committee in its discretion; provided, however, that the Committee may determine at any time in its discretion that the exercise price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee in its discretion. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee in its discretion, the Optionee shall deliver the Agreement evidencing the Option to the Plan Administrator (or his or her designee) who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Unless otherwise determined by the Committee in its discretion, no fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

            6.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

            6.4 Effect of Change in Control. Notwithstanding any other provision contained in this Plan, in the event of a Change in Control, any unvested Options issued under this Plan to any Optionee shall vest and become fully exercisable, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee's employment other than for Cause or (ii) the termination of the Optionee's employment for Good Reason, during the 12-month period following the Change in Control. In the event of a Change in Control, the Committee may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date on which notice of such shortening is given to the Optionees);
(ii) arrange to have the surviving or successor entity assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of a Change in Control with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to such Change in Control, or (iii) cancel Options upon the payment to the Optionee in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated in accordance with this Section), of an amount that is equal to the Fair Market Value of the Shares subject to the option or portion thereof over the aggregate exercise price for such Shares under Option or portion thereof surrendered at the effective time of the Change in Control. The Committee may, in its discretion, also provide for one or more of the foregoing alternatives in any particular Option Agreement.

            6.5 Relocation. If the Company shall relocate its existing headquarters outside the greater St. Louis, Missouri area on or before December 23, 2001 without the prior written consent of Jerald L. Kent, or of Barry L. Babcock or Howard L. Wood if Mr. Kent is not surviving at the time such consent is sought (a "Headquarters Breach"):

                  (a) unless otherwise provided in the Optionee's Agreement, with respect to any Optionee who is a member of the corporate staff and is employed and located at the St. Louis corporate headquarters and to whom Options have been granted and who does not relocate, if less than forty percent (40%) of the Options held by such Optionee have vested, then for purposes of this paragraph (a) of Section 6.5, forty percent (40%) of all Options held by such Optionee, less: (i) the Options the Optionee has exercised, and (ii) the Options actually vested, will be deemed to have vested. With respect to such Optionee's Options which have vested and have not been exercised, and the Options which are deemed to have been vested pursuant to this paragraph (a) of Section 6.5, the Company shall pay, to each such Optionee in full satisfaction of such Options an amount equal to (A) the Fair Market Value of the Shares subject to the Options or portion thereof surrendered, over (B) the aggregate exercise price for such Shares under the Options or portion thereof surrendered;

                  (b) if the sum of the payments to the Optionee under Sections 6.5(a), 7.8(a), 9.7(a) and 10.6(a) equals an amount less than the Optionee's annual base salary at the time of the Headquarters Breach, then the Optionee shall receive a single additional payment in an amount equal to the difference between the Optionee's annual base salary and the sum of the payments under such Sections; and

                  (c) if any payment is made to any Optionee pursuant to paragraph (a) of Section 6.5 above, then all Options granted to such Optionee shall be automatically canceled.

      7.    Stock Appreciation Rights.

            The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine in its discretion) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

            7.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

            7.2   Stock Appreciation Right Related to an Option.

                  (a) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

                  (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may, in its discretion, limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                  (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

            7.3 Stock Appreciation Right Unrelated to an Option. The Committee may, in its discretion, grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 7.7), vesting and duration as the Committee shall determine in its discretion, but in no event shall they have a term of greater than ten (10) years. Unless the Committee provides otherwise in the Agreement, a Stock Appreciation Right (i) may, upon the death, Disability or Retirement of the Grantee prior to the expiration of the Stock Appreciation Right, be exercised for up to two (2) years following the date of the Grantee's death, Disability or Retirement, as applicable, (ii) may, following the voluntary termination of service by the Grantee or a termination other than for Cause, be exercised for up to sixty (60) days following the date of termination, and (iii) shall, in the event of a termination of service for Cause, be terminated effective immediately prior to such termination, whether or not such Stock Appreciation Right was then exercisable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may, in its discretion, limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

            7.4 Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

            7.5 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person, electronically or by mail to the Plan Administrator (or his or her designee) specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee in its discretion, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Plan Administrator (or his or her designee) who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

            7.6 Form of Payment. Payment of the amount determined under Sections 7.2(b) or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee in its discretion decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

            7.7 Effect of Change in Control. Notwithstanding any other provision contained in this Plan, in the event of a Change in Control, any unvested Stock Appreciation Rights issued under this Plan to any Grantee shall vest and become fully exercisable, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Grantee's employment other than for Cause or (ii) the termination of the Grantee's employment for Good Reason, during the 12 month period following the Change in Control. In the event of a Change the Committee may, in its discretion, do one or more of the following: (i) shorten the period during which Stock Appreciate Rights are exercisable (provided they remain exercisable for at least thirty (30) days after the date on which notice of such shortening is given to the Grantees);
(ii) arrange to have the surviving or successor entity assume the Stock Appreciation Rights or grant replacement Stock Appreciation Rights with appropriate adjustments so that the Stock Appreciation Rights or their replacements represent the right to receive cash as may be payable as a result of a Change in Control with respect to the amount of cash receivable upon the exercise of the Stock Appreciation Rights had such exercise occurred in full prior to such Change in Control, or (iii) cancel Stock Appreciation Rights upon the payment to the Grantees in cash, with respect to each Stock Appreciation Rights to the extent then exercisable (including any Stock Appreciation Rights as to which the exercise has been accelerated in accordance with this Section), of an amount that is equal to the Fair Market Value of the Shares subject to the Stock Appreciation Right or portion thereof over the aggregate exercise price for such Shares under the Stock Appreciation Right or portion thereof surrendered at the effective time of the Change in Control. The Committee may, in its discretion, also provide for one or more of the foregoing alternatives in any particular Agreement.

            7.8 Relocation. If the Company shall relocate its existing headquarters outside the greater St. Louis, Missouri area on or before December 23, 2001 without the prior written consent of Jerald L. Kent, or of Barry L. Babcock or Howard L. Wood if Kent is not surviving at the time such consent is sought (a "Headquarters Breach"):

                  (a) unless otherwise provided in the Agreement, with respect to any Grantee who is a member of the corporate staff and is employed and located at the St. Louis corporate headquarters and to whom Stock Appreciation Rights have been granted and who does not relocate, if less than forty percent (40%) of the Stock Appreciation Rights held by such Grantee have vested, then for purposes of this paragraph (a) of Section 7.8, forty percent (40%) of all Stock Appreciation Rights held by such Grantee, less: (i) the Stock Appreciation Rights the Grantee has exercised, and (ii) the Stock Appreciation Rights actually vested, will be deemed to have vested. With respect to such Grantee's Stock Appreciation Rights which have vested and have not been exercised, and the Stock Appreciation Rights which are deemed to have been vested pursuant to this paragraph (a) of Section 7.8, the Company shall pay, to each such Grantee in full satisfaction of such Stock Appreciation Rights an amount equal to (I)(A) the Fair Market

Value of the Shares subject to the Stock Appreciation Rights or portion thereof surrendered, over (B) the aggregate exercise price for such Shares under the Stock Appreciation Rights or portion thereof surrendered, and (II) the amount, if any, specified in Section 6.5(b); and

                  (b) if any payment is made to any Grantee pursuant to paragraph (a) of Section 7.8 above, then all Stock Appreciation Rights granted to such Grantee shall be automatically canceled.

      8.    Dividend Equivalent Rights.

            Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall, in its discretion, determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee may, in its discretion, determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments as the Committee, in its discretion, determines.

      9.    Restricted Stock.

            9.1 Grant. The Committee may, in its discretion, grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 9.

            9.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may, in its discretion, require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may, in its discretion, require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee in its discretion determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

            9.3 Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

            9.4   Lapse of Restrictions.

                  (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine in its discretion. The Agreement evidencing the Award shall set forth any such restrictions.

                  (b) Effect of Change in Control. Notwithstanding any other provision contained in this Plan, in the event of a Change in Control, any restrictions with respect to Restricted Stock issued under this Plan to any Grantee shall lapse, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee's employment other than for Cause or (ii) the termination of the Optionee's employment for Good Reason, during the 12 month period following the Change in Control. In the event of a Change the Committee may, in its discretion, do one or more of the following: (i) arrange to have the surviving or successor entity assume the Restricted Stock or grant replacement Restricted Stock with appropriate adjustments in the number and kind of securities so that the Restricted Stock Award or its replacement represents the right to the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of a Change in Control with respect to or in exchange for the number of Shares receivable upon the lapse of restrictions had such lapse of restrictions occurred in full prior to such Change in Control, or (ii) cancel the Restricted Stock Award upon the payment to the Grantees in cash, with respect to each Restricted Stock Award to the extent then lapsed (including any Restricted Stock as to which the lapse of restrictions has been accelerated in accordance with this Section), of an amount that is equal to the Fair Market Value of the Shares subject to the Restricted Stock Award surrendered at the effective time of the Change in Control. The Committee may, in its discretion, also provide for one or more of the foregoing alternatives in any particular Agreement.

            9.5 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall, in its discretion, determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

            9.6 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

            9.7 Relocation. If the Company shall relocate its existing headquarters outside the greater St. Louis, Missouri area on or before December 23, 2001 without the prior written consent of Jerald L. Kent, or of Barry L Babcock or Howard L. Wood if Kent is not surviving at the time such consent is sought (a "Headquarters Breach"):

                  (a) unless otherwise provided in the Agreement, with respect to any Grantee who is a member of the corporate staff and is employed and located at the St. Louis corporate headquarters and to whom Restricted Stock Awards have been granted and who does not relocate, if less than forty percent (40%) of the restrictions have lapsed with respect to Restricted Stock held by such Grantee, then for purposes of this paragraph (a) of Section 9.7, the restrictions with respect to forty percent (40%) of all Restricted Stock held by such Grantee will be deemed to have lapsed. With respect to such Grantee's Restricted Stock with lapsed restrictions and restrictions which are deemed to have been lapsed pursuant to this paragraph (a) of Section 9.7, the Company shall pay, to each such Grantee in full satisfaction of such Restricted Stock Award an amount equal to

(I) the Fair Market Value of Shares subject to such Award and (II) the amount, if any, specified in Section 6.5(b); and

                  (b) if any payment is made to any Grantee pursuant to paragraph (a) of Section 9.7 above, then all Restricted Stock granted to such Grantee shall be automatically canceled.

      10.   Performance Awards.

            10.1 Performance Units. The Committee may, in its discretion, grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 10.3(c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee in its discretion, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may, in its discretion, at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

                  (a) Vesting and Forfeiture. Subject to Sections 10.3(c) and 10.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

                  (b) Payment of Awards. Subject to Section 10.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 10.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee shall, in its discretion, determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

            10.2 Performance Shares. The Committee may, in its discretion, grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                  (a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                  (b) Non-Transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 10.2(c) or 10.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may, in its discretion, also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                  (c) Lapse of Restrictions. Subject to Sections 10.3(c) and 10.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                  (d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                  (e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

            10.3  Performance Objectives

                  (a) Establishment. Performance Objectives for Performance Awards may based on and expressed in terms of one or more of the following business criteria: (i) revenue, (ii) net income, (iii) operating income, (iv) earnings, (v) net earnings, (vi) Share price, (vii) cash flow, (viii) EBITDA,
(ix) total shareholder return, (x) total shareholder return relative to peers,
(xi) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xii) cost reduction targets, (xiii) customer satisfaction, (xiv) customer growth, (xv) employee satisfaction, (xvi) pre-tax profits, (xvii) net earnings, or (xiii) any combination of the foregoing. Performance Objectives (and underlying business criteria, as applicable) may be in respect of: (i) the performance of the Company, (ii) the performance of any of its Subsidiaries, (iii) the performance of any of its Divisions, (iv) a per Share basis, (v) a per subscriber basis, or (vi) any combination of the foregoing. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The formula for determining Performance Objectives may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesigns, structural changes/outsourcing, and foreign exchange impacts. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

                  (b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may, in its discretion, provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

                  (c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.

            10.4 Effect of Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee in its discretion and set forth in the Agreement evidencing the Award, and subject to the provisions of
Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee's employment other than for Cause or (ii) the termination of the Optionee's employment for Good Reason, during the 12 month period following the Change in Control;

                  (a) With respect to Performance Units, the Grantee shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after termination of employment.

                  (b) With respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the maximum level.

                  (c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof), if any, which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

                  (d) Notwithstanding the above, the Committee may, in its discretion, do one or more of the following: (i) arrange to have the surviving or successor entity assume the Performance Units or Performance Shares or grant replacement Performance Units or Performance Shares, as applicable, with appropriate adjustments so that such Awards or their replacements represent the right to receive cash or Shares as may be payable as a result of a Change in Control with respect to the amount of cash or Shares receivable pursuant to such Awards had payment under such Awards occurred in full prior to such Change in Control, or (ii) cancel the Performance Units or Performance Shares upon the payment to the Grantees in cash with respect to each such Award to the extent then otherwise payable in cash or in Shares (including any Awards as to which vesting or lapse of restrictions has taken place in accordance with (a) and (b) of this Section), of an amount, with respect to Performance Units, that is equal to the amount of cash payable as if all Performance Objectives had been satisfied at the maximum level, and, with respect to Performance Shares, that is equal to the Fair Market Value of the Shares payable as if all Performance Objectives had been satisfied at the maximum level.

            10.5 Non-Transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

            10.6 Relocation. If the Company shall relocate its existing headquarters outside the greater St. Louis, Missouri area on or before December 23, 2001 without the prior written consent of Jerald L. Kent, or of Barry L Babcock or Howard L. Wood if Kent is not surviving at the time such consent is sought (a "Headquarters Breach"):

                  (a) unless otherwise provided in the Agreement, with respect to any Grantee who is a member of the corporate staff and is employed and located at the St. Louis corporate headquarters and to whom Performance Units or Performance Shares have been granted and who does not relocate, if less than forty percent (40%)of the performance levels with respect to such Awards have been met, then for purposes of this paragraph (a) of Section 10.6, (i) with respect to Performance Units, the Grantee shall (A) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at forty percent (40%) of the maximum level and (B) be entitled to receive in respect of all such Performance Units which become vested a cash payment within ten (10) days after such Headquarters Breach, and (ii) with respect to Performance Shares, restrictions shall lapse immediately on outstanding Performance Shares as if Performance Objectives had been satisfied at forty percent (40%) of the maximum level. With respect to such Grantee's Awards with vesting or lapsed restrictions pursuant to this paragraph (a) of Section 10.6, the Company shall pay, to each such Grantee in full satisfaction of such Awards an amount equal to (I) the Fair Market Value of Shares subject to such Award and (II) the amount, if any, specified in Section 6.5(b); and

                  (b) if any payment is made to any Grantee pursuant to paragraph (a) of Section 10.6 above, then all Restricted Stock granted to such Grantee shall be automatically canceled.

      11.   Other Share Based Awards.

            11.1 Share Awards. The Committee may, in its discretion, grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

            11.2  Phantom Stock Awards.

                  (a) Grant. The Committee may, in its discretion, grant shares of Phantom Stock to any Eligible Individuals. Such Phantom Stock shall be subject to the terms and conditions established by the Committee in its discretion and set forth in the applicable Agreement.

                  (b) Payment of Awards. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee in its discretion at the time the Phantom Stock Award was granted. The Committee may, in its discretion, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee may, in its discretion, settle Phantom Stock Awards with Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled.

      12.   Effect of a Termination of Employment.

            12.1 The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

            12.2  Excise Tax Limitation.

                  (a) Notwithstanding anything contained in this Plan to the contrary, to the extent that any payment, distribution or acceleration of vesting to or for the benefit of the Optionee or Grantee by the Company (within the meaning of Section 280G of the Code and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Optionee or Grantee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Optionee or Grantee received the entire amount of such Total Payments. Unless the Optionee or Grantee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are payable in cash and then by reducing or eliminating non-cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Optionee or Grantee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                  (b) The determination of whether the Total Payments shall be reduced as provided in Section 12.2 (a) and the amount of such reduction shall be made at the Company's expense by an accounting firm selected by the Optionee or Grantee from among the six largest accounting firms in the United States or at the Optionee's or Grantee's expense by an attorney selected by the Optionee or Grantee. Such accounting firm or attorney (the "Determining Party") shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Optionee or Grantee within ten (10) days of the termination of Optionee's or Grantee's employment. If the Determining Party determines that no Excise Tax is payable by the Optionee or Grantee with respect to the Total Payments, it shall furnish the Optionee or Grantee with an opinion reasonably acceptable to the Optionee or Grantee that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and the Optionee or Grantee. If the Determining Party determines that an Excise Tax would be payable, the Company shall have the right to accept the Determination of the Determining Party as to the extent of the reduction, if any, pursuant to Section 12.2 (a), or to have such Determination reviewed by an accounting firm selected by the Company, at the Company's expense.

If the Company's accounting firm and the Determining Party do not agree, a third accounting firm shall be jointly chosen by the Determining Party and the Company, in which case the determination of such third accounting firm shall be binding, final and conclusive upon the Company and the Optionee or Grantee.

      13.   Adjustment Upon Changes in Capitalization.

                  (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate proportional adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any one calendar year period, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iv) for Stock Appreciation Rights unrelated to an Option, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, and (v) the Performance Objectives.

                  (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

                  (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

      14.   Effect of Certain Transactions.

            Subject to Sections 6.4, 7.7, 9.4(b) and 10.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction") that does not constitute a Change in Control, the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that the Committee may, in its discretion, do one or more of the following: (i) shorten the period during which Options and Awards are exercisable (provided they remain exercisable for at least thirty (30) days after the date on which notice of such shortening is given to the Optionees or Grantees); (ii) accelerate the vesting schedule or the lapse of any restrictions with respect to Options and Awards, (iii) arrange to have the surviving or successor entity assume the Options and Awards or grant replacement Options and Awards with appropriate adjustments in the exercise prices, and adjustments in the number and kind of securities issuable upon exercise or lapse of restrictions or adjustments so that the Options and Awards or their replacements represent the right to purchase or receive the stock, securities or other property (including cash) as may be issuable or payable as a result of such Transaction with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options and Awards had such exercise occurred in full prior to the Transaction, or (iv) with the prior written consent of the Optionee or Grantee (unless otherwise stated in the Agreement), cancel the Options and Awards upon the payment to the Grantees in cash (A) with respect to each Options and Award to the extent exercisable for or payable in Shares, of an amount that is equal to the Fair Market Value of the Shares subject to the Award or portion thereof over the aggregate exercise price for such Shares under the Award or portion thereof surrendered at the effective time of the Transaction, or (B) with respect to each Award to the extent not exercisable for or payable in Shares, of an amount that is equal to the cash value of the Award or portion thereof surrendered at the effective time of the Transaction. The Committee may, in its discretion, also provide for one or more of the following alternatives in any particular Agreement. The treatment of any Option or Award as provided in this
Section 14 shall be conclusively presumed to be appropriate for purposes of
Section 10.

      15.   Interpretation.

            Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

                  (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

      16.   Pooling Transactions.

            Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (b) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

      17.   Successors; Binding Agreement.

            17.1 This Plan shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to comply with the terms of the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

      18. Termination and Amendment of the Plan or Modification of Options and Awards.

            18.1 Plan Amendment or Termination. The Plan shall terminate as of the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                  (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

                  (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

            18.2 Modification of Options and Awards. Subject to the provisions of the Plan, no modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

      19.   Non-Exclusivity of the Plan.

            The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      20.   Limitation of Liability.

            As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

      21.   Regulations and Other Approvals; Governing Law.

            21.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

            21.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee in its discretion.

            21.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

            21.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee in its discretion.

            21.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may, in its discretion, require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

      22.   Miscellaneous.

            22.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may, in its discretion, also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

            22.2  Withholding of Taxes.

                  (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes. Notwithstanding the foregoing, the Committee may, in its discretion, provide that an Optionee or Grantee shall not be entitled to exercise or receive an Award, as applicable, for which cash has not been provided by the Optionee or Grantee with respect to the Withholding Taxes applicable to such Award.

                  (b) Notwithstanding the foregoing, if Options have been transferred pursuant to the provisions of Section 6.1 the Optionee shall provide the Company with funds sufficient to pay such tax withholding when such withholding is due. Furthermore, if such Optionee does not satisfy the applicable tax withholding obligation, the transferee may provide the funds sufficient to enable the Company to pay the tax withholding. However, if Options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Stock in order to pay such tax withholding.

            22.3 Effective Date. The effective date of this Plan shall be as determined by the Board in its discretion, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.

                                     FORM OF
                       NONQUALIFIED STOCK OPTION AGREEMENT


      THIS AGREEMENT, made as of the ___ day of ____________ , 2001 (the "Grant Date"), between Charter Communications, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Optionee").

      Unless otherwise defined herein, terms defined in the Charter Communications, Inc. 2001 Stock Incentive Plan (the "Plan") shall have the same defined meanings in this Nonqualified Stock Option Agreement (the "Agreement").

Certain Terms
         Optionee:
                  -------------------
         Address:
                  -------------------

                  -------------------

                  -------------------

      The undersigned Optionee has been granted an Option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

      Vesting Schedule:                                25% each year as of the 1st, 2nd, 3rd, and 4th
                                                       anniversary of the Grant Date
      Exercise Price per Share:                        $
      Total Number of Shares under Option:
      Total Exercise Price:                            $
      Exercise Expiration Date:                        The 10th anniversary of the Grant Date


                                    Charter Communications, Inc.

                                    By:
                                        -----------------------------

      I, the undersigned, agree to this grant of an Option to purchase Shares of the Company, acknowledge that this grant is subject to the terms and conditions of the Plan and this Agreement, and have read and understand the terms and conditions set forth in Sections 1 through 20 of this Agreement.



                                    ----------------------------------
                                    Optionee

      1.    Grant of Option.

            1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Total Number of Shares under Option set forth above, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

            1.2 The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

      2.    Purchase Price.

            The price at which the Employee shall be entitled to purchase Shares upon the exercise of the Option shall be the Exercise Price per Share set forth above.

      3.    Duration of Option.

            The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date (the "Exercise Term") and shall expire as of the tenth (10th) anniversary of the Grant Date ("Exercise Expiration Date"); provided, however, that the Option may be earlier or later terminated as provided under the terms of the Plan and this Agreement.

      4.    Exercisability of Option.

            Unless otherwise provided in this Agreement or the Plan, the Vesting Schedule shall be as set forth on page 1. Each right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded (up or down) to a whole number of Shares.

      5.    Manner of Exercise and Payment.

            5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice in person, electronically or by mail to the Plan Administrator (or his or her designee). Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Plan Administrator (or his or her designee) who shall endorse thereon a notation of such exercise and
(ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

            5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by (a) the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted, or in such other manner as may be permitted by the Committee in its discretion, and (b) payment of the Withholding Taxes as provided by Section 12 of this Agreement, and in the manner as may be permitted by the Committee its discretion pursuant to Section 12 of this Agreement.

            5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to the terms of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

            5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

      6.    Termination of Employment.

            6.1 Vesting upon Death, Disability or Retirement. If the employment of the Optionee is terminated as a result of his death, Disability or Retirement, the Option shall immediately vest and become fully exercisable. In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

            6.2 Exercisability upon Termination of Employment. If the employment of the Optionee is terminated as a result of death, Disability or Retirement, the option shall continue to be exercisable in whole or in part at any time, but in no event after the Exercise Expiration Date, within two (2) years after the date of such termination. If the employment of the Optionee is terminated for Cause, the Option shall terminate effective immediately prior to the Optionee's termination of employment, whether or not such Option is then exercisable. If the employment of the Optionee is terminated for any reason other than death, Disability or Retirement or for Cause (including the Optionee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), then, subject to Section 7 hereof, the Option shall terminate as of the sixtieth
(60th) day following the date of the Optionee's termination of employment whether or not exercisable.

      7.    Effect of Change in Control.

      Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, any unvested Options issued under this Agreement to any Optionee shall vest and become fully exercisable, subject to the provisions of Section 13 hereof, upon (i) the termination by the Company, Subsidiary or Affiliate employer of the Optionee's employment other than for Cause or (ii) the termination of the Optionee's employment for Good Reason, during the 12-month period following the Change in Control. In the event of a Change in Control, the Committee may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date on which notice of such shortening is given to Optionee); (ii) arrange to have the surviving or successor entity assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of a Change in Control with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to such Change in Control, or (iii) cancel Options upon the payment to the Optionee in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated in accordance with this Section), of an amount that is equal to the Fair Market Value of the Shares subject to the option or portion thereof over the aggregate exercise price for such Shares under Option or portion thereof surrendered at the effective time of the Change in Control.

      8.    Nontransferability.

            [The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.] OR

            [The Option shall be transferable by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Agreement, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee. If an Option has been transferred in accordance with this Section, the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it shall be exercisable only to the extent that the Optionee or Optionee's estate would have been entitled to exercise it if the Optionee had not transferred the Option. In the event of the death of the Optionee prior to the expiration of the right to exercise the transferred Option, the period during which the Option shall be exercisable shall terminate on the date one (1) year following the date of the Optionee's death. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the period during which the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferree's estate, as the case may be, shall terminate on the date one (1) year following the date of the transferee's death. In no event, however, shall the Option be exercisable after the expiration of the Option period set forth in the terms and conditions of this Agreement. The Option shall be subject to such other rules as the Committee shall determine in its discretion.

      9.    No Right to Continued Employment.

            Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, or any Subsidiary or Affiliate of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

      10.   Adjustments.

            In the event of a Change in Capitalization, the Committee may, in its discretion, make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

      11.   Effect of a Merger, Consolidation or Liquidation.

            Subject to the terms of the Plan and this Agreement, in the event of
(a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction") that does not constitute a Change in Control, the Options shall continue in effect in accordance with their respective terms, except that the Committee may, in its discretion, do one or more of the following: (i) shorten the period during which the Options are exercisable (provided they remain exercisable for at least thirty (30) days after the date on which notice of such shortening is given to the); (ii) accelerate the vesting schedule with respect to the Options, (iii) arrange to have the surviving or successor entity assume the Options or grant replacement Options with appropriate adjustments in the exercise prices, and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase or receive the stock, securities or other property (including cash) as may be issuable or payable as a result of such Transaction with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to the Transaction, or (iv) with the prior written consent of the

Optionee, cancel the Options upon the payment to the Optionees in cash of an amount that is equal to the Fair Market Value of the Shares subject to the Option or portion thereof over the aggregate exercise price for such Shares under the Option or portion thereof surrendered at the effective time of the Transaction. The treatment of any Option as provided in this Section 11 shall be conclusively presumed to be appropriate for purposes of Section 10 of the Plan.

      12.   Withholding of Taxes.

            At such times as the Optionee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares. The Company shall have the right to deduct from any payment to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes. Notwithstanding the foregoing, the Committee may, in its discretion, provide that an Optionee shall not be entitled to exercise his or her Options for which cash has not been provided by the Optionee with respect to the applicable Withholding Taxes.

            [If the Option has been transferred pursuant to the provisions of
Section 8, the Optionee shall provide the Company with funds sufficient to pay such tax withholding when such withholding is due. Furthermore, if such Optionee does not satisfy the applicable tax withholding obligation, the transferee may provide the funds sufficient to enable the Company to pay the tax withholding. However, if Options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Stock in order to pay such tax withholding.]

      13.   Excise Tax Limitation.

            (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment, distribution or acceleration of vesting to or for the benefit of the Optionee by the Company (within the meaning of Section 280G of the Code and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Optionee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Optionee received the entire amount of such Total Payments. Unless the Optionee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are payable in cash and then by reducing or eliminating non-cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Optionee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

      (b) The determination of whether the Total Payments shall be reduced as provided in Section 12.2 (a) of the Plan and the amount of such reduction shall be made at the Company's expense by an accounting firm selected by the Optionee from among the six largest accounting firms in the United States or at the Optionee's expense by an attorney selected by the Optionee. Such accounting firm or attorney (the "Determining Party") shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Optionee within ten (10) days of the termination of Optionee's employment. If the Determining Party determines that no Excise Tax is payable by the Optionee with respect to the Total Payments, it shall furnish the Optionee with an opinion reasonably acceptable to the Optionee that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and the Optionee. If the Determining Party determines that an Excise Tax would be payable, the Company shall have the right to accept the Determination of the Determining Party as to the extent of the reduction, if any, pursuant to Section 12.2 (a) of the Plan, or to have such Determination reviewed by an accounting firm selected by the Company, at the Company's expense. If the Company's accounting firm and the Determining Party do not agree, a third accounting firm shall be jointly chosen by the Determining Party and the Company, in which case the determination of such third accounting firm shall be binding, final and conclusive upon the Company and the Optionee.

      14.   Employee Bound by the Plan.

            The Optionee hereby acknowledges that the Optionee may receive a copy of the Plan upon request to the Plan Administrator and agrees to be bound by all the terms and provisions of the Plan.

      15.   Modification of Agreement.

            This Agreement may be modified, amended, suspended or terminated by the Committee in its discretion at any time, and any terms or conditions may be waived by the Committee in its discretion at any time; provided, however, that all such modifications, amendments, suspensions, terminations or waivers that shall adversely effect an Optionee shall only be effective pursuant to a written instrument executed by the parties hereto.

      16.   Severability.

            Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

      17.   Governing Law.

            The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

      18.   Successors in Interest.

            This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators, successors.

      19.   Resolution of Disputes.

            Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

      20.   Shareholder Approval.

            The effectiveness of this Agreement and of the grant of the Option pursuant hereto is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan.